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                                  EXHIBIT 11.1
              COMPUTATION OF PRO FORMA NET INCOME (LOSS) PER SHARE
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
                                                                                                            Three Months Ended
                                                                          Years Ended December 31,               March 31,
                                                                -----------   -----------   -----------  ----------   ----------
                                                                    1993          1994          1995         1995         1996
                                                                -----------   -----------   -----------  ----------   ----------

Net income (loss)                                               $  (154,306)  $  (357,600)  $   125,642    (323,476)     441,116

Weighted average common shares outstanding                        6,916,233     7,045,000     7,061,241   7,045,000    7,069,000
Adjustments to reflect stock options as common equivalents                                    1,738,300                1,790,000
Adjustments to reflect requirements of the Securities and
 Exchange commission (Effect of SAB 83)                             187,495       187,495       187,495     187,495      187,495
                                                                -----------   -----------   -----------  ----------   ----------
Adjusted shares outstanding                                       7,103,728     7,232,495     8,987,036   7,232,495    9,046,495

Historical net income (loss) per share reflecting requirements
 of the SEC                                                     $     (0.02)  $     (0.05)  $      0.01  $    (0.04)  $     0.05
                                                                ===========   ===========   ===========  ==========   ==========
Effect of assumed conversion of preferred shares from date
 of issuance                                                      2,000,000     2,000,000     2,604,466   2,000,000    2,915,477
                                                                -----------   -----------   -----------  ----------   ----------
Adjusted shares outstanding                                       9,103,728     9,232,495    11,591,502   9,232,495   11,961,972

Pro forma net income (loss) per share                           $     (0.02)  $     (0.04)  $      0.01  $    (0.04)  $     0.04
                                                                ===========   ===========   ===========  ==========   ==========

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